Exhibit 10.7

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (this “Agreement”) is entered into as of October 31, 2014, by and between VeriTeQ Corporation (f/k/a Digital Angel Corporation), a Delaware corporation with offices located at 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445 (the “Company”), and the investor signatory hereto (the “Investor”), with reference to the following facts:

A.       The Company and certain investors (including the Investor) (the “Buyers”) are parties to that certain Securities Purchase Agreement, dated as of November 13, 2013 (as amended, restated or otherwise modified from time to time, the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Company sold, and the Buyers listed on the Schedule of Buyers attached thereto purchased, certain senior secured convertible notes (the “Notes”) convertible into Conversion Shares (as defined in the Existing Securities Purchase Agreement) in accordance with the terms of the Notes;

B.          The Company and the Investor desire to make certain amendments to the Notes.

C.          Concurrently herewith, the other holders of Notes (the “Other Investors”) are entering into agreements in form and substance identical to this Agreement (the “Other Agreements”, and together with this Agreement, the “Agreements”)).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Capitalized Terms. Capitalized Terms not otherwise defined herein shall have the respective meanings ascribed to them in the SPA, or if not defined int he SPA, in the Note.

2.     Amendments, Additional Terms. At the Effective Time, the Transaction Documents shall be amended as follows:

2.1     The defined term “Maturity Date” shall mean July 13, 2015.

2.2     The defined term “Excluded Security” shall be amended to include the issuance of preferred stock, issued in exchange for Existing Liabilities of the Company, so long as the conversion price of such preferred stock on the date of issuance is higher than the Conversion Price on such date. “Existing Liabilities” shall mean bona fide liabilities of the Company, recorded on the Company’s books and records in accordance with U.S. Generally Accepted Accounting Principles.

2.3     Share Reserve. Within 5 days following the increase in authorized shares of the Company’s common stock, the Company shall have reserved from its duly authorized capital stock not less than 1 billion shares for Investor, and shall irrevocably instruct its transfer agent to reserve such shares, which instruction shall be acknowledged by the transfer agent, and which instruction may not be amended without consent of the Investor, and which instruction shall terminate upon repayment in full of Investor’s Note.

2.4     Immediate Reserve. The Company shall immediately reserved from its duly authorized capital stock 10 million shares for Investor, and shall irrevocably instruct its transfer agent to reserve such shares, which instruction shall be acknowledged by the transfer agent, and which instruction may not be amended without consent of the Investor, and which instruction shall terminate upon repayment in full of Investor’s Note.

2.5     Event of Default. It shall be considered an event of default if : (1) the irrevocable reserve letter referred to in Section 2.3 is not delivered within 7 weeks of the date hereof or (2) if the irrevocable reserve letter referred to in Section 2.4 is not delivered within 3 days from the date hereof.

 3.     Acknowledgement; Reaffirmation of Obligations; Consent.

3.1      The Company hereby confirms and agrees that, except as set forth in Section 2 above, (i) the Existing Securities Purchase Agreement, the Notes, the Securities, the Security Documents, the Guarantees and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, (ii) to the extent that the Security Documents, the Guarantees or any other Transaction Document purports to assign or pledge to the Buyers and the holders of the Securities, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Notes and any other Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Notes, and (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Buyers under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

3.2     If applicable, Investor represents that it has purchased the Notes listed below its name on the signature page hereto.

4.     Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the form of the Agreements as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

5.     Miscellaneous Provisions. Section 9 of the Amended Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

6.     Independent Nature of Investor's Obligations and Rights. The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document or Other Agreement. Nothing contained herein or in any Other Agreement or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement or any other Transaction Document and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement and any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, any Other Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

 VERITEQ CORPORATION

By:     /s/ Michael Krawitz

          Name: Michael Krawitz

          Title: Chief Legal and Financial Officer

INVESTOR:

ALPHA CAPITAL ANSTALT, on behalf of itself and affiliated entities

By:     /s/ Konrad Ackerman

          Name: Konrad Ackerman

          Title: Director, Alpha Capital Anstalt

INVESTOR:

MAGNA EQUITIES II, LLC on behalf of itself and affiliated entities

By:     /s/ Ari Morris

          Name: Ari Morris

          Title: Managing Director

*Magna Equities I, LLC is the purchaser of the Note previously owned by Hudson Bay Master Fund, Ltd.